EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-101197, 333-84326, 333-54138, and 333-108278 of Immtech International, Inc.
on Form S-3 of our report dated June 4, 2004, appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of Immtech International, Inc. for the year ended March 31, 2004.


/s/ Deloitte & Touche LLP
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Milwaukee, Wisconsin
July 20, 2004